                                                       EX-99.B(h)wrassafid

                                EXHIBIT C
                                                 Bond or
Name of Bond                                      Policy No.     Insurer

Investment Company                                87015100B      ICI
Blanket Bond Form                                                Mutual
                                                                 Insurance
                                                                 Company
 Fidelity                        $23,500,000
 Audit Expense                        50,000
 On Premises                      23,500,000
 In Transit                       23,500,000
 Forgery or Alteration            23,500,000
 Securities                       23,500,000
 Counterfeit Currency             23,500,000
 Uncollectible Items of
    Deposit                           25,000
 Phone-Initiated Transactions     23,500,000

Directors and Officers/                           87015100D      ICI
Errors and Omissions Liability                                   Mutual
Insurance Form                                                   Insurance
 Total Limit                     $15,000,000                     Company

Blanket Lost Instrument Bond (Mail Loss)         30S100639551
 Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                               42SUN339806    Hartford
                                                                Casualty
                                                                Insurance